CONSENT IN WRITING OF
BOARDS OF DIRECTORS OF
LEADER HILL CORPORATION

IN LIEU OF AN ORGANIZATIONAL MEETING

August 23, 2018

Pursuant to Sections 78.315 and 78.320 of the Nevada Revised Statutes, the undersigned being the Director of LEADER HILL CORPORATION, a Nevada corporation (the “Company”), do hereby authorize, approve, and consent to the adoption of the following resolutions and the actions contemplated therein, without meeting:

1.	Issuance of shares

WHEREAS various subscribers have agreed to subscribe for and have paid for shares of common stock in the capital of the Company pursuant to the Company’s registration statement on Form S-1, which was declared effective on June 26, 2018;

THAT shares of common stock be issued to the following Individual and Companies:

	Name	Share to be issued	Payment	Per share price
1	Yee Chee Yong	25,000	$1,000.00	$0.04
2	Dennis Loh Yee Nam	25,000	$1,000.00	$0.04
3	YAN LAM, LEE	25,000	$1,000.00	$0.04
4	WAI CHUN, SO	25,000	$1,000.00	$0.04
5	WING WAI, HEUNG	25,000	$1,000.00	$0.04
6	MAN YU, AU	25,000	$1,000.00	$0.04
7	HO FAI, LEUNG	25,000	$1,000.00	$0.04
8	LO KA YAN	25,000	$1,000.00	$0.04
9	KEJUN HUANG	25,000	$1,000.00	$0.04
10	HANG RUAN	25,000	$1,000.00	$0.04
11	SIQI ZHANG	25,000	$1,000.00	$0.04
12	WU MINGHUA
13	ZHOU YINGPING	25,000	$1,000.00	$0.04
14	JIAFEN LUO	25,000	$1,000.00	$0.04
15	TIEDAN LU	25,000	$1,000.00	$0.04
16	LI WANG	25,000	$1,000.00	$0.04
17	Tan Lai Wei
18	YUTING LIN	25,000	$1,000.00	$0.04
19	XI LAN	25,000	$1,000.00	$0.04
20	QINGFANG LU	25,000	$1,000.00	$0.04
21	HONGYAN CHEN	25,000	$1,000.00	$0.04
22	TIANFA DENG	25,000	$1,000.00	$0.04
23	YAO LIAO
24	BING HUANG	25,000	$1,000.00	$0.04
25	JINGWEN LIN	25,000	$1,000.00	$0.04
26	Tsui Yan Lun	25,000	$1,000.00	$0.04
27	He Xing Ru	25,000	$1,000.00	$0.04
28	Tak Lee Lily, PANG	25,000	$1,000.00	$0.04
29	Gan Kar Yeaw	25,000	$1,000.00	$0.04
30	Tan Yen Chin	25,000	$1,000.00	$0.04
31	Chik Wei Chin	25,000	$1,000.00	$0.04
32	Low Yar Kee	25,000	$1,000.00	$0.04
33	Cheryl Lim Pek Wen	25,000	$1,000.00	$0.04
	Total	825,000	$33,000.00

NOW, THEREFORE, BE IT:

RESOLVED, that the Initial Public Offering be closed as of the date first written above.

RESOLVED, that the Company be, and hereby is authorized to enter into subscription agreements to sell the Shares pursuant to the Initial Public Offering; and be it further

RESOLVED, that any and all actions taken by the officers and directors of the Company in connection with the foregoing resolutions be an hereby are approved and ratified as if approved prior to such actions being taken; and be it further

RESOLVED, that the proper officers be, and they and each of them hereby are, authorized and empowered, in the name of the Company and on its behalf, to do all such further acts and things and to execute, and deliver all such additional documents, instruments and certificates, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable for the purposes of carrying out the foregoing resolutions, any such determination to be conclusively evidenced by the doing by such officers of any such act or thing, or the execution and delivery by such officers of any such additional documents, instruments or certificates.

IN WITHNESS HEREOF, the undersigned have executed this Written Consent as of the date first written above.

BOARD OF DIRECTORS:

/s/ Seah Chia Yee
Seah Chia Yee Chief Executive Officer, President, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)